                                                                    EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION
                          (Principal Executive Officer)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Smithway Motor Xpress Corp.


Date: April 2, 2007                     /s/ G. Larry Owens
                                        ----------------------------------------
                                        G. Larry Owens
                                        President, Chief Executive Officer and
                                        Secretary